SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

Confidential, for Use of the Commission Only
☐	Preliminary Proxy Statement	☐	(as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Material
☐	Soliciting Material Pursuant to Rule 14a-12
Horizon Technology Finance Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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PLEASE SUBMIT YOUR PROXY TODAY
June 13, 2011
Dear Horizon Technology Finance Corporation Stockholder:
     We have previously mailed to you proxy materials, including a Proxy Statement dated June 1, 2011, in connection with the Special Meeting of Stockholders of Horizon Technology Finance Corporation (the “Company”) to be held at 10:00 a.m. on July 12, 2011 at the offices of the Company located at 312 Farmington Avenue, Farmington, Connecticut 06032 (the “Meeting”). Your vote is important and your participation is requested at this important Meeting.
     At the Meeting, you will be asked to approve a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price below the then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the Proxy Statement.
     THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.
     Your vote is very important. Approval of the Proposal requires the affirmative vote of the stockholders of the Company holding (1) a majority of the outstanding shares of the common stock of the Company entitled to vote at the Meeting and (2) a majority of the outstanding shares of the common stock of the Company entitled to vote at the Meeting that are not held by affiliated persons of the Company. Therefore, the vote of every stockholder is very important.
     If you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself in accordance with the voting instructions on the proxy card contained in your proxy materials, by returning a proxy card or by other arrangement with your broker or nominee, your shares will be treated as not present at the Meeting and, as a result, will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Meeting, but would have the same effect as a vote against the Proposal if the Company did not obtain the approval of 67% or more of the voting securities present and instead were seeking to obtain the affirmative vote of 50% of the outstanding voting securities of the Company.

     Please vote your proxy promptly without delay. Please submit your proxy in this important matter as promptly as possible (1) through the internet, (2) by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided, or (3) if you received a voting instruction form with telephonic instructions, by telephone.
     If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-800-487-4870.
     Thank you for your cooperation and continued support.
Sincerely,
Robert D. Pomeroy, Jr.
Chief Executive Officer
Easy Ways To Vote
     Please help the Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

3.	Vote by Telephone. If you received a voting instruction form with telephonic instructions, call the toll-free number listed for this purpose on your voting instruction form. Have your control number listed on the form ready and follow the simple instructions.
Please Act Today To Vote Your Shares